UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Eiger BioPharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

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PROXY STATEMENT SUPPLEMENT

EIGER BIOPHARMACEUTICALS, INC.

2155 Park Boulevard

Palo Alto, California 94306

The following Notice of Change of Location relates to the proxy statement of Eiger BioPharmaceuticals, Inc. (the “Company”), dated April 26, 2018, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Tuesday, June 12, 2018. This Notice of Change of Location is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about June 11, 2018.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

Notice of Change of Location of

Annual Meeting of Stockholders

To Be Held on June 12, 2018

June 11, 2018

To the Stockholders of Eiger BioPharmaceuticals, Inc.:

We are providing this notice to inform you of that Eiger BioPharmaceuticals, Inc. has changed the location of its upcoming 2018 Annual Meeting of the Stockholders, to be held on Tuesday, June 12, 2018 at 9:30 a.m. local time, to:

Eiger BioPharmaceuticals, Inc.

366 Cambridge Avenue

Palo Alto, California 94306

There is no change to the proposals to be presented to our stockholders for consideration at the Annual Meeting of the Stockholders.

Sincerely

/s/	James Welch

James Welch
Chief Financial Officer

Palo Alto, California

June 11, 2018

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Stockholders to Be Held on June 12, 2018: The Notice of 2018 Annual Meeting of Stockholders, Proxy Statement for the 2018 Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available at our website at www.eigerbio.com and at www.proxyvote.com.